Exhibit 99.1

TRxADE HEALTH Reports Year End 2021 Financial Results

Continues Nationwide Expansion of Breakthrough Digital Healthcare Services IT Platform

TAMPA, FL, March 28, 2022 — TRxADE HEALTH, INC. (NASDAQ:MEDS)(“TRxADE”, “TRxADE HEALTH” or the “Company”), a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S., today announced its financial results for the fourth quarter (Q4) and year ended (FY) December 31, 2021.

Fourth Quarter 2021 Financial Summary and Operational Highlights

TRxADE continued to expand the TRxADE drug procurement marketplace nationwide, adding 175 new registered members in Q4 2021, bringing the total registered members to approximately 13,100+ at the end of 2021.

Revenues for the fourth quarter of 2021 increased 19.7% to $2.4 million, compared to revenue of $2.0 million in the same quarter last year. The increase in revenue was primarily due to revenue generated by the TRxADE Platform and TRxADE Prime, the Company’s business to business web-based marketplace.

Gross profit in the fourth quarter of 2021 increased 831% to $1.24 million or 51.9% of revenues, compared to $0.1 million, or 6.5% of revenues, in the same quarter last year. The increase in gross profit was primarily attributable to revenue generated by TRxADE Platform, which has a lower cost of sales.

Operating expenses in the fourth quarter of 2021 were $2.0 million compared to $2.4 million in the same quarter last year. This decrease was due primarily to a loss on impairment of goodwill recognized in the same quarter last year, which was a one-time charge.

Net Loss in the fourth quarter of 2021 was ($0.8) million or ($0.10) per basic and diluted share outstanding, compared to ($2.3) million, or ($0.29) per basic and diluted share outstanding, as a result of a $726,000 loss on impairment of goodwill and a one-time $1,081,000 inventory write down, compared to the same quarter last year.

Adjusted EBITDA, a non-GAAP financial measure, decreased to negative $0.8 million in the fourth quarter of 2021, compared to negative $1.4 million in the same quarter last year. See “Use of Non-GAAP Financial Information” below, and the reconciliation of Adjusted EBITDA to GAAP set forth at the end of this release.

Fiscal Year Ended December 31, 2021 Summary

Revenues for the 2021 year decreased 42.2% to $9.9 million, compared to $17.1 million in 2020. The decrease in revenue was due to revenue generated in 2020 by Integra Pharma Solutions, our wholly-owned subsidiary, which revenue was from Personal Protective Equipment (PPE) sales relating to the COVID-19 pandemic in 2020, which decreased in 2021.

Gross profit in fiscal 2021 decreased 16.8% to $4.7 million, or 48.0% of revenues, compared to $5.7 million, or 33.0% of revenues for last year. The increase in gross profit percentage was primarily attributable to higher margins associated with TRxADE Platform revenue, which has a lower cost of sales.

Operating expenses in 2021 were $10.0 million, compared to $8.2 million last year. This increase is primarily due to the Loss on Inventory Investment and, an increase in IT initiatives in our Bonum Health and Alliance Pharma companies.

Net Loss in 2021 was ($5.3) million, or ($0.65) per basic and diluted share outstanding, compared to ($2.5) million, or ($0.33) per basic and diluted share outstanding, last year.

Adjusted EBITDA for the year ended 2021 was negative ($3.7) million compared to positive $0.1 million for the year ended 2020. See “Use of Non-GAAP Financial Information” below, and the reconciliation of Adjusted EBITDA to GAAP set forth at the end of this release.

Looking at our balance sheet, cash and cash equivalents were $3.1 million as of December 31, 2021, compared with $5.9 million as of December 31, 2020. The decrease in cash was due to our IT initiatives with Bonum Health and Alliance Pharma and loss on inventory investment.

Conference Call and Webcast

Management will host a conference call on Monday, March 28, 2022, at 5:00 p.m. Eastern time to discuss TRxADE HEALTH’s fourth quarter and fiscal year 2021 financial results. The call will conclude with Q&A from participants. To participate, please use the following information:

Q4 and Fiscal Year 2020 Conference Call and Webcast

Date: Monday, March 28, 2021

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-389-0878

Conference ID: 13727651

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1534472&tp_key=20fddfb1b1

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through April 28, 2022. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 13727651. A webcast will also be available for 30 days on the IR section of the TRxADE HEALTH, INC. website or by clicking the webcast link above.

About TRxADE HEALTH, INC.

TRxADE HEALTH (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving a total of 13,100+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. For more information on TRxADE HEALTH, please visit the Company’s IR website at investors.trxadegroup.com.

Use of Non-GAAP Financial Information

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present EBITDA and Adjusted EBITDA which are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with GAAP. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, loss (gain) on inventory investment and loss (gain) on impairment of goodwill. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than TRxADE HEALTH, Inc. does, limiting its usefulness as a comparative measure. EBITDA and Adjusted EBITDA are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled “Reconciliation of Net Income attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”, included at the end of this release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of TRxADE’s future expectations, plans and prospects, within the meaning of the federal securities laws, including the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of TRxADE, its divisions and concepts to be materially different than those expressed or implied in such statements. These risks include risks relating to agreements with third parties, including Coborn’s; the planned benefits, expected users of, and projected revenues of our joint venture with Exchange Health; our operations not being profitable; the commercial viability of new business lines, applications, products and technologies, and the costs of such items; the Company’s stock repurchase program; the adoption of the Company’s product offerings; claims relating to alleged violations of intellectual property rights of others; our ability to monetize our technological solutions; technical problems with our websites, apps and products; risks relating to implementing our acquisition strategies; challenges to the pharmaceutical supply chain posted by the COVID-19 pandemic and related matters; our ability to manage our growth; negative effects on our operations associated with the opioid pain medication health crisis; regulatory and licensing requirement risks; risks related to changes in the U.S. healthcare environment; the status of our information systems, facilities and distribution networks; risks associated with the operations of our more established competitors; regulatory changes; new competitors which may have more resources than we do; increases in direct to consumer sales of drugs; healthcare fraud; COVID-19, governmental responses thereto, economic downturns and increased inflation and possible recessions caused thereby; changes in laws or regulations relating to our operations; privacy laws; system errors; dependence on current management; our growth strategy; dilution which may be caused by future offerings; our ability to raise funding in the future, as and if needed, and the terms of such funding; increased inflation; and others that are included from time to time in filings made by TRxADE with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission (SEC), and more particularly in the Annual Report on Form 10-K filed today with the SEC. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on TRxADE’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. TRxADE cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Relations:

IR@trxade.com

Investors.trxadegroup.com

TRxADE HEALTH, INC.

Consolidated Balance Sheets

December 31, 2021 and 2020

	December 31, 2021	December 31, 2020
Assets
Current Assets
Cash	$3,122,578	$5,919,578
Accounts Receivable, net	978,973	805,043
Inventory	56,279	1,257,754
Prepaid Assets	216,414	151,248
Other Receivables	-	1,087,675
Total Current Assets	4,374,244	9,221,298

Property Plant and Equipment, Net	98,751	162,397

Other Assets
Deposits	60,136	21,636
Right of use leased assets	1,233,033	387,371
Total Assets	$5,766,164	$9,792,702

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts Payable	$477,028	$256,829
Accrued Liabilities	270,437	219,256
Current Portion - Operating Lease Liabilities	178,561	131,153
Customer Deposits	-	10,000
Notes Payable – Related Party	-	225,000
Total Current Liabilities	926,026	842,238

Long Term Liabilities
Operating Lease Liabilities, net of current portion	1,069,965	271,306
Total Liabilities	1,995,991	1,113,544

Stockholders’ Equity
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2021, and December 31, 2020, respectively	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 8,166,457 and 8,093,199 shares issued and outstanding as of December 31, 2021 and 2020, respectively	82	81
Additional Paid-in Capital	20,017,528	19,610,631
Retained Deficit	(16,247,437)	(10,931,554)
Total Stockholders’ Equity	3,770,173	8,679,158

Total Liabilities and Stockholders’ Equity	$5,766,164	$9,792,702

TRxADE HEALTH, INC.

Consolidated Statements of Operations

Years Ended December 31, 2021 and 2020

	2021	2020
Revenues, net	$9,889,433	$17,122,520
Cost of Sales	5,143,468	11,415,198
Gross Profit	4,745,965	5,707,322

Operating Expenses
Loss on Inventory Investment	1,226,426	-
Loss on Impairment of Goodwill	-	725,973
General and Administrative	8,811,832	7,488,011
Total Operating Expenses	10,038,258	8,213,984

Operating Loss	(5,292,293)	(2,506,662)

Interest Expense	(23,590)	(29,389)
Net Loss	$(5,315,883)	$(2,536,051)

Net Loss per Common Share – Basic and Diluted	$(0.65)	$(0.33)

Weighted average Common Shares Outstanding – Basic and Diluted	8,136,740	7,705,620

TRxADE HEALTH, INC.

Consolidated Statements of Cash Flows

Years ended December 31, 2021 and 2020

	2021	2020
Operating Activities:
Net loss	$(5,315,883)	$(2,536,051)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation Expense	7,351	5,500
Options Expense	187,273	448,404
Warrant Expense	21,640	56,885
Common Stock Issued for Services	181,163	1,357,759
Bad Debt Expense	615,657	10,539
Loss on Inventory Investment	143,891	-
Loss on Impairment of Goodwill	-	725,973
Loss on write-down of Inventory	376,348	1,218,020
Amortization of Right-of-Use Asset	131,558	97,020
Changes in operating assets and liabilities:
Accounts Receivable	(789,587)	(23,532)
Prepaid Assets and Other Current Assets	(103,666)	(68,796)
Inventory	825,127	(2,419,013)
Deposits for Inventory Purchases	-	(1,087,675)
Other Receivables	1,087,675	-
Lease Liability	(131,153)	(97,033)
Accounts Payable	220,199	(33,190)
Accrued Liabilities and Other Liabilities	(13,819)	120,404
Customer Deposits	(10,000)	10,000
Net cash used in operating activities	(2,566,226)	(2,214,786)

Investing Activities:
Purchase of Fixed Assets	(22,596)	(37,505)
Net cash used in Investing Activities	(22,596)	(37,505)

Financing Activities:
Repayments of Short-Term Promissory Notes – Related Parties	(225,000)	-
Payment of Stock Issuance Costs	-	(732,356)
Proceeds from Exercise of Warrants	15,001	37,606
Proceeds from Exercise of Stock Options	1,821	501
Proceeds from Issuance of Common Stock	-	5,994,424
Net Cash provided by (used in) financing activities	(208,178)	5,300,175

Net increase (decrease) in Cash	(2,797,000)	3,047,884
Cash at Beginning of the Year	5,919,578	2,871,694
Cash at End of the Year	$3,122,578	$5,919,578

Supplemental Cash Flow Information
Cash Paid for Interest	$28,337	$29,442
Cash Paid for Income Taxes	$-	$-

Non-Cash Transactions
Remeasurement of ROU Assets and Lease Liability for Nonrenewal of Lease	$-	$273,319

Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the three months ended December 31,		Fiscal Year ended December 31,
	2021	2020	2021	2020
Net loss attributable to TRxADE HEALTH, INC.	$(784,340)	$(2,312,612)	$(5,315,883)	$(2,536,051)
Add (deduct):
Interest, net	2,016	6,725	23,590	29,389
Depreciation and amortization	2,101	1,750	7,351	5.500
EBITDA	(780,223)	(2,303,687)	(5,284,942)	(2,501,162)
Add (deduct):
Loss on Inventory Investment	-	-	1,226,426	-
Loss on impairment of Goodwill	-	725,973	-	725,973
Stock-based compensation	(62,782)	162,877	390,076	1,863,048
Adjusted EBITDA *	$(843,005)	$(1,414,837)	$(3,668,440)	$87,859

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also “Use of Non-GAAP Financial Measures”, above.